UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 5, 2018
Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment of the 2014 7-Year Term Loan Agreement

On June 5, 2018, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”) and PREIT-RUBIN, Inc. (“PRI” and, collectively with PREIT and PREIT Associates, the “Borrower”) entered into the Fifth Amendment (the “Amendment”) to the Seven-Year Term Loan Agreement (as amended, the “7-Year Term Loan”) with Wells Fargo Bank, National Association, and the other financial institutions signatory to the Amendment. The Amendment was entered into to make certain provisions of the 7-Year Term Loan consistent with the Amended and Restated Credit Agreement entered into by the Borrower, Wells Fargo Bank, National Association, U.S. Bank National Association, Citizens Bank, N.A., and the other financial institutions signatory thereto, dated May 24, 2018 (the “Credit Agreement”). Among other things, the Amendment (i) adds and updates certain definitions and provisions, including tax-related provisions, relating to foreign lenders under the 7-Year Term Loan, (ii) updates the definition of “Existing Credit Agreement” to refer to the Credit Agreement, which updates the cross defaults between the 7-Year Term Loan and the Credit Agreement (replacing such cross defaults to the agreements the Credit Agreement replaced), (iii) adds and amends provisions consistent with those provided in the Credit Agreement for determining an alternative rate of interest to LIBOR, when and if required, and (iv) adjusts or eliminates some of the covenants applicable to the Borrower. The Amendment does not extend the maturity date of the 7-Year Term Loan, or change the amounts that can be borrowed thereunder.

Under the Amendment, PREIT is required to maintain (i) Tangible Net Worth in excess of $1,474,127,554, plus 75% of proceeds from equity issuances after March 31, 2018, and (ii) on a consolidated basis, minimum Unencumbered Debt Yield of (a) 11.0% from the Fifth Amendment Effective Date through and including June 30, 2020, (b) 11.25% any time after June 30, 2020 through and including June 30, 2021, and (c) 11.50% at any time thereafter. In addition, certain restrictions regarding (i) the Borrower’s investments in unimproved real estate and predevelopment costs, other Persons, mortgages and certain Consolidation Exempt Entities, and (ii) investment in properties under development, were eliminated. These changes are consistent with the covenants in the Credit Agreement. The 7-Year Term Loan contains other affirmative and negative covenants customarily found in facilities of this type that remain unchanged under the Amendment and that are described in PREIT’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 11, 2018	By:	/s/ Lisa M. Most
Lisa M. Most
Senior Vice President, Secretary and General Counsel